Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 6 to Registration Statement No. 333-127405 of CB Richard Ellis Realty Trust on Form S-11 (Registration Statement) of our report dated September 28, 2007 relating to our audit of the historical statement of revenues and direct operating expenses of Bolingbrook Point III for the year ended December 31, 2006, our report dated April 2, 2008 relating to our audit of the historical statement of revenues and direct operating expenses of Lakeside Office Center for the year ended December 31, 2007, and our report dated July 11, 2008 relating to our audit of the historical statement of revenues and direct operating expenses of Enclave on the Lake for the year ended December 31, 2007, appearing in the Current Report on Form 8-K/A filed with the SEC on July 17, 2008. We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California

July 17, 2008